 Exhibit 28(I)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Gabelli Innovations Trust as filed with the Securities and Exchange Commission on or about March 19, 2019.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

March 19, 2019